Exhibit 10.1

CONSENT AND WAIVER

THIS CONSENT AND WAIVER (the “Consent and Waiver”) is effective the 30th day of June, 2008 (the “Effective Date”), by and between Ceragenix Pharmaceuticals, Inc. a Delaware corporation (the “Company”), and each investor listed on the signature pages hereto as a “Holder”.

WHEREAS, the Holders hold Secured Convertible Notes, as amended, of the Company (the “Notes”), issued in connection with that certain Subscription Agreement dated November 28, 2005, by and between the Company and the Holders, as amended (the “Subscription Agreement”);

WHEREAS, the Company and the Holders desire to amend the terms of the Notes and the Subscription Agreement to, among other items, extend the maturity date of the Notes from June 30, 2008, to December 31, 2011 (the “Amendment”);

WHEREAS, the Company and the Holders anticipate such amendment of the terms of the Notes and the Subscription Agreement shall require further time for negotiation among the parties beyond the current maturity date of the Notes of June 30, 2008; and

WHEREAS, the Company and the Holders desire to waive the exercise of certain rights under the Notes and the Subscription Agreement and to extend the time of the compliance with its obligations under the Notes and the Subscription Agreement to allow for additional time for the parties to negotiate the terms of such amendment.

NOW, THEREFORE, in consideration of the promises and covenants contained in this Consent and Waiver, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holders and the Company hereby agree as follows:

1.               Each of the undersigned Holders hereby waives its right to payment of any interest with respect to the Notes which such higher interest would be triggered by the occurrence of the Maturity Date (as such term is defined in the Notes) pursuant to Section 1.1 of the Notes that would not otherwise be payable on such date until July 18, 2008.

2.               Each of the undersigned Holders hereby waives its right to payment in full of the Notes on the Maturity Date (as such term is defined in the Notes) pursuant to Section 1.2 of the Notes until July 18, 2008.

3.               Each of the undersigned Holders hereby waives any other rights against the Company with respect to the Notes and the Subscription Agreement that may be triggered by occurrence of the Maturity Date (as such term is defined in the Notes) until July 18, 2008.

4.               The Company agrees that all obligations and commitments of the Company with respect to the Notes and the Subscription Agreement, which may expire on June 30, 2008, shall be extended to July 18, 2008.  All occurrences in Section 9 of the Subscription Agreement of the following phrase:

“…until the sooner of (i) two (2) years after the Closing Date, or (ii) until the Shares and Warrant Shares have been resold or transferred by all Subscribers pursuant to the Registration Statement or pursuant to Rule 144”

shall be replaced with the following:

“…until the sooner of (i) July 18, 2008, or (ii) until the Shares and Warrant Shares have been resold or transferred by all Subscribers pursuant to the Registration Statement or pursuant to Rule 144”

5.               In the event the Company and Holders do not consent to a further extension of the Maturity Date (as such term is defined in the Notes), then all amounts waived as a result of this Consent and Waiver shall be reinstated and immediately due and payable.

6.               Within four (4) business days of the date hereof, the Company shall issue a Current Report on Form 8-K disclosing the material terms of this Consent and Waiver, which shall include this Consent and Waiver as an attachment thereto.

7.               The waivers granted hereunder are limited solely to the Amendment.  Nothing contained herein shall be deemed to consent to, or a waiver of, any other action or inaction of the Company which constitutes or would constitute a violation of any provision or agreement not waived herein.  The Holders shall not be obligated hereby to grant any future waivers, consents or amendments with respect to the Notes or the Subscription Agreement.

8.               The existence of this Consent and Waiver shall not constitute an admission by any party that such Consent and Waiver is required in connection with the Amendment or any other transaction.

9.               This Consent and Waiver shall bind and inure to the benefit of the respective successors and permitted assigns of the Company and each of the Holders.

10.         All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined pursuant to the Governing Law provision of the Notes.

11.         This Consent and Waiver may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

12.      Except as expressly modified pursuant to this Consent and Waiver, the terms of each Note remain unchanged and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Consent and Waiver as of the Effective Date.

COMPANY:	CERAGENIX PHARMACEUTICALS, INC.

By:
Name:
Title:
Date:

HOLDERS:	LONGVIEW FUND

By:
Name:
Title:
Date:

LONGVIEW EQUITY FUND

By:
Name:
Title:
Date:

ALPHA CAPITAL AKTIENGESELLSCHAFT

By:
Name:
Title:
Date: